UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 23, 2021

Poseida Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39376	47-2846548
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9390 Towne Centre Drive, Suite 200, San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 779-3100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PSTX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2021, the Board of Directors of Poseida Therapeutics, Inc. (the “Company”) appointed Cynthia Collins as a director of the Company.  Ms. Collins will serve as a Class I director with an initial term expiring at the Company’s 2024 annual meeting of stockholders, or until her earlier death, resignation, or removal. Ms. Collins was also appointed as a member of the audit committee and compensation committee of the Company’s Board of Directors.

Also on July 23, 2021, the Company’s Board of Directors adopted an Amended and Restated Non-Employee Director Compensation Policy, which is filed as Exhibit 99.1 to this Current Report (the “Amended Director Compensation Policy”).

There are no arrangements or understandings between Ms. Collins and any other persons pursuant to which she was selected as a director of the Company. There is no transaction involving Ms. Collins that requires disclosure under Item 404(a) of Regulation S-K. Ms. Collins will receive cash compensation and an option grant for her service as a director of the Company as described in the Amended Director Compensation Policy. The Company also entered into its standard form of indemnification agreement with Ms. Collins.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Amended and Restated Non-Employee Director Compensation Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poseida Therapeutics, Inc.

Date: July 26, 2021	By:	/s/ Harry J. Leonhardt
Harry J. Leonhardt
General Counsel and Chief Compliance Officer